EXHIBIT 21

                           MGIC INVESTMENT CORPORATION

               DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES
                        OF MGIC INVESTMENT CORPORATION(1)


                     1.  MGIC Assurance Corporation

                     2.  MGIC Credit Assurance Corporation

                     3.  MGIC Indemnity Corporation

                     4.  MGIC Insurance Services Corporation

                     5.  MGIC Investor Services Corporation

                     6.  MGIC Mortgage Insurance Corporation

                     7.  MGIC Mortgage Marketing Corporation

                     8.  MGIC Mortgage and Consumer Asset I LLC

                     9.  MGIC Mortgage and Consumer Asset II LLC

                    10.  MGIC Mortgage Reinsurance Corporation

                    11.  MGIC Mortgage Securities Corporation

                    12.  MGIC Reinsurance Corporation

                    13.  MGIC Reinsurance Corporation of Vermont

                    14.  MGIC Reinsurance Corporation of Wisconsin

                    15.  MGIC Residential Reinsurance Corporation

                    16.  Mortgage Guaranty Insurance Corporation

                    17.  eMagic.com LLC

                    18.  Credit-Based Asset Servicing and Securitization LLC(2)

                    19.  Sherman Financial Group LLC(2)

The names of certain persons that would not in the aggregate be a significant subsidiary are omitted.



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(1)  Except as otherwise noted in Footnote 2, all companies listed are 100%
     directly or indirectly owned by the registrant and all are incorporated in Wisconsin.
(2)  Less than 50% owned and organized under Delaware law.